Exhibit 23.8
Frost & Sullivan
October 8th 2010
Le Gaga Holdings Limited
Unit 1105, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon
Hong Kong
Ladies and Gentlemen:
We hereby consent to the use of our name, the reference to our report dated August 26, 2010 commissioned by Le Gaga Holdings Limited (the “Report”) and the inclusion of statistical data from the Report under the captions “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry” and “Business” in the prospectus included in the registration statement on Form F-1, originally filed by Le Gaga Holdings Limited on October 8, 2010, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours very truly, /s/ Frost & Sullivan Frost & Sullivan